FIRST AMENDMENT
TO
THIRD AMENDED AND RESTATED
MASTER THROUGHPUT AGREEMENT
This First Amendment to Third Amended and Restated Master Throughput Agreement (“this “Amendment”) is dated as of June 12, 2018, to be effective as of April 1, 2017 (the “Effective Time”) by and between HOLLYFRONTIER REFINING & MARKETING LLC (“HFRM”) and HOLLY ENERGY PARTNERS-OPERATING, L.P. (“HEP Operating”). Each of HFRM and HEP Operating are collectively referred to herein as the “Parties.”.

WHEREAS, the Parties desire to amend certain provisions of the Third Amended and Restated Master Throughput Agreement, effective as of January 1, 2017, by and between HFRM and HEP Operating (the “Agreement”) as set forth herein.

NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the Parties hereby agree as follows:

ARTICLE 1
AMENDMENTS

1.1    Amendment to Exhibit A. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached to this Amendment.

1.2    Amendment to Exhibit C. Exhibit C to the Agreement is hereby deleted and replaced in its entirety with Exhibit C attached to this Amendment.

1.3    Amendment to Exhibit D. Exhibit D to the Agreement is hereby deleted and replaced in its entirety with Exhibit D attached to this Amendment.

1.4    Amendment to Exhibit K. Exhibit K to the Agreement is hereby deleted and replaced in its entirety with Exhibit K attached to this Amendment.

1.5    Amendment to Exhibit L-2. Exhibit L-2 to the Agreement is hereby deleted and replaced in its entirety with Exhibit L-2 attached to this Amendment.

ARTICLE 2
MISCELLANEOUS

2.1    Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.

2.2    Successors and Assigns. Section 13.2 of the Agreement is hereby incorporated by reference into this Section 2.2, mutatis mutandis.

2.3    Entire Agreement. The Agreement, as amended by this Amendment, contains the entire agreement between the Parties as to the subject matter of the Agreement and, except as provided for in this Amendment, the terms and provisions of the Agreement shall remain in full force and effect as originally written.

1

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment as of the date first written above to be effective as of the Effective Time.

HEP OPERATING:

Holly Energy Partners-Operating, L.P.

By:     /s/ Richard L. Voliva III
Richard L. Voliva III
Executive Vice President and CFO

HFRM:

HollyFrontier Refining & Marketing LLC

By:     /s/ Thomas G. Creery
Thomas G. Creery
President

[Signature Page to the First Amendment to the Third Amended and Restated Master Throughput Agreement]

Exhibit A
to
Third Amended and Restated
Master Throughput Agreement
(as amended)

Definitions

“Actual Construction Costs” has the meaning set forth in Exhibit C.
“Actual OPEX” has the meaning set forth in Exhibit L-2.
“Affiliate” means, with to respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term “control” includes (i) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any person and (iii) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, HFRM, on the one hand, and HEP Operating, on the other hand, shall not be considered affiliates of each other.
“Agreement” has the meaning set forth in the preamble to this Agreement, as the same may be amended from time to time.
“API” means the American Petroleum Institute.
“API 653” means the Above Ground Storage Tank Inspector Program issued by the API as API Standard 653, as amended and supplemented from time to time.
“API Gravity” means the API index of specific gravity of a liquid petroleum expressed as degrees, as such index would be calculated on the date hereof.
“Applicable Asset” means each of the Cheyenne Assets, El Dorado Assets, Lovington Loading Rack, Malaga Pipeline System, Roadrunner Pipeline, Tulsa Assets, El Dorado Crude Tank Farm Assets, the Tulsa West Tankage and, solely with respect to Section 2.2, Section 2.14, Article 7 and Article 10 of this Agreement, the El Dorado Connector Pipeline, individually; and “Applicable Assets” means all of the foregoing assets, collectively.
“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination of, any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.
“Applicable Tariff” means the Base Tariff and, to the extent applicable, the Incentive Tariff.

Exhibit A-1

“Applicable Term” has the meaning set forth in Article 7.
“ASTM” means ASTM International.
“Assumed OPEX” means, with respect to any Applicable Asset, the amount set forth on Exhibit C with respect to such Applicable Asset.
“Barrel” means 42 Gallons.
“Base Tariff” means the Base Tariff applicable to the quantity of Product transported, stored or loaded in connection with an Applicable Asset as set forth on Exhibit C, as such Base Tariff may be adjusted pursuant to the terms of this Agreement.
“bpd” means Barrels per day.
“Business Day” means any day other than Saturday, Sunday or other day upon which commercial banks in Dallas, Texas are authorized by law to close.
“Centurion Pipeline” means that certain 10” pipeline system operated by Centurion Pipeline L.P. and originating from Centurion’s Artesia Station located within Township 18S and Range 27E, approximately 1 mile south of HEP Operating’s Abo Station.
“Cheyenne Assets” means the Cheyenne Receiving Assets, Cheyenne Loading Rack and the Cheyenne Tankage.
“Cheyenne Loading Rack” means the refined products truck loading rack and the two (2) propane loading spots located at the Cheyenne Refinery and more specifically described in Exhibit I-1.
“Cheyenne Receiving Assets” means the pipelines set forth on Exhibit I-2.
“Cheyenne Refinery” means the refinery owned by HollyFrontier Cheyenne Refining LLC and located in Cheyenne, Wyoming.
“Cheyenne RCRA Order” means the administrative order set forth in Exhibit I.
“Cheyenne Tankage” means the tanks set forth on Exhibit I-3.
“Claim” means any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.
“Closing Date” has the meaning for each Applicable Asset set forth in the Omnibus Agreement.
“Construction Projects” has the meaning set forth in Article 2.
“Contract Quarter” means a three-month period that commences on January 1, April 1, July 1 or October 1 and ends on March 31, June 30, September 30, or December 31, respectively.

Exhibit A-2

“Control” (including with correlative meaning, the term “controlled by”) means, as used with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Crude Agreement” means the Third Amended and Restated Crude Pipelines and Tankage Agreement, dated as of March 12, 2015, by and among HFRM, HEP Operating and certain other Affiliates of HFRM and HEP Operating.
“Crude Oil” means the direct liquid product of oil wells, oil processing plants, the indirect liquid petroleum products of oil or gas wells, oil sands or a mixture of such products, but does not include natural gas liquids, Refined Products, naphtha, gas oil, LEF (lube extraction feedstocks) or any other refined products.
“Deficiency Notice” has the meaning set forth in Section 10.1.
“Deficiency Payment” has the meaning set forth in Section 10.1.
“Devon” means Devon Energy Production Company, L.P., and its Affiliates.
“Devon Lease Connections” has the meaning set forth in Exhibit G-3.
“DRA” has the meaning set forth in Section 2.6.
“Effective Time” means 12:01 a.m., Dallas, Texas time, on January 1, 2017.
“El Dorado Assets” means the El Dorado Loading Rack and the El Dorado Tankage.
“El Dorado Connector Pipeline” means that certain crude oil pipeline connecting the El Dorado Crude Tankage to the Pony Express Pipeline, which pipeline is owned by a Person that is not an Affiliate of either HFRM or HEP Operating.
“El Dorado Crude Tank Farm Assets” means the El Dorado Delivery Lines and the El Dorado Crude Tankage.
“El Dorado Crude Tank Farm Consideration Period” has the meaning set forth in Exhibit K.
“El Dorado Crude Tank Farm Quality Specifications” has the meaning set forth in Exhibit K.
“El Dorado Crude Tankage” means the tankage identified on Exhibit K-1.
“El Dorado Delivery Lines” has the meaning set forth in Exhibit K.
“El Dorado Loading Rack” means the Refined Products truck loading rack and the propane loading rack located at the El Dorado Refinery and more specifically described on Exhibit H-1.
“El Dorado Minimum Working Capacity” has the meaning set forth in Exhibit K.
“El Dorado Quality Specifications” means those specifications set forth in Exhibit K-2.
“El Dorado Refinery” means the refinery owned by HollyFrontier El Dorado Refining LLC and located in El Dorado, Kansas.

Exhibit A-3

“El Dorado Tankage” means the tanks set forth on Exhibit H-2.
“El Dorado Terminal” means the tank farm owned by HEP Operating and located in El Dorado, Kansas.
“Environmental Law” has the meaning set forth in the Omnibus Agreement.
“Excess Tariff Threshold” has the meaning set forth in Exhibit C.
“Exercise Notice” has the meaning set forth in Exhibit F.
“FERC Oil Pipeline Index” has the meaning set forth in Section 3(a)(iii)(B).
“Final Construction Cost” means the final aggregate construction cost of a New Tank, as contemplated by Exhibit H, Exhibit I and Exhibit J.
“Force Majeure” has the meaning set forth in the Omnibus Agreement.
“Force Majeure Notice” has the meaning set forth in the Omnibus Agreement.
“Gallon” means a United States gallon of two hundred thirty-one (231) cubic inches of liquid at sixty degrees (60°) Fahrenheit, and at the equivalent vapor pressure of the liquid.
“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.
“Heavy Products” means fuel oil, asphalt, coker feed, vacuum tower bottoms, atmospheric tower bottoms, pitch or roofing flux.
“HEP Operating” has the meaning set forth in the Preamble.
“HEP Operating Payment Obligations” has the meaning set forth in Section 15.1.
“HFRM” has the meaning set forth in the Preamble.
“HFRM Payment Obligations” has the meaning set forth in Section 14.1.
“High-API Surcharge” has the meaning set forth in Section 2.4.
“HollyFrontier” means HollyFrontier Corporation, a Delaware corporation.
“HollyFrontier Navajo” means HollyFrontier Navajo Refining LLC.
“HollyFrontier Tulsa” means HollyFrontier Tulsa Refining LLC.
“Incentive Tariff” means the Incentive Tariff applicable to the quantity of Product transported, stored or loaded in connection with an Applicable Asset as set forth on Exhibit C, as such Incentive Tariff may be adjusted pursuant to the terms of this Agreement.

Exhibit A-4

“Intermediate Products” means non-finished intermediate products, including high sulfur diesel fuel for DHT feed, jet fuel, naphtha for reformer feed, gas oil or LEF for FCC feed, reformate, light straight run, hydrogen, fuel gas and sour fuel gas.
“Jayhawk” means Jayhawk Pipeline, L.L.C. (or its successors to the Jayhawk Tankage).
“Jayhawk Lease” means the lease between HEP-Operating and Jayhawk for the Jayhawk Tankage in existence as of the commencement of the Applicable Term.
“Jayhawk Tankage” means the tankage identified in Exhibit K-1.
“Lovington Loading Rack” means that certain asphalt loading rack located at the Navajo Refinery.
“LPG Products” means propane, refinery grade propylene, normal butane and isobutane.
“Malaga Capacity Estimate” has the meaning set forth in Exhibit G.
“Malaga Commencement Date” means the date on which, in the reasonable opinion of HEP Operating, the Malaga Pipeline System is available for service and operating as expected in delivering Crude Oil, which date has been specified in written notice from HEP Operating to HFRM at least 60 days prior to the Malaga Commencement Date; provided, however, that if the Malaga Pipeline System is, in the discretion of HEP Operating, substantially complete, then the parties may agree in writing to a commencement date prior to the Malaga Pipeline System being fully completed.
“Malaga Construction Projects” has the meaning set forth in Exhibit G.
“Malaga Exercise Notice” has the meaning set forth in Exhibit G.
“Malaga Initial Period” means the period beginning on the Malaga Commencement Date through and including final day of the 20th full Contract Quarter following the Malaga Commencement Date.
“Malaga Pipeline System” means the pipeline systems (a) extending from the (i) Whites City Road Station to the HEP Operating Artesia Station, from (ii) Devon Parkway field to the Millman Station and the HEP Operating Artesia Station, (iii) HEP Operating Artesia Station to the Beeson Station, (iv) the Beeson Station to the Anderson Ranch Pipeline, (v) Devon Hackberry field to the Beeson Station, and (v) Beeson Station to the Plains Pipeline, including in each case all related lease connection pipelines, storage facilities, crude oil gathering tanks, and truck off-loading facilities, as depicted on Exhibit G-1 (Map of Pipeline System and Pipeline System Capacity by Segment), and (b) with the volume capacities as set forth on Exhibit G-1, described on Exhibit G-2 (Construction Projects) and described on Exhibit G-3 (Devon Lease Connections).
“Master Lease and Access Agreement” means that certain Fourth Amended and Restated Master Lease and Access Agreement dated January 18, 2017 among certain of the Affiliates of HEP Operating and the owners of the Refineries, as the same may be amended from time to time.
“Minimum Capacity Commitment” has the meaning set forth in Section 2.2(a).
“Minimum Revenue Commitment” has the meaning set forth in Section 2.2(a).

Exhibit A-5

“Minimum Throughput Commitment” means the quantity of Product to be transported, stored or loaded in connection with an Applicable Asset, as set forth on Exhibit C, as such amount may be adjusted pursuant to the terms of this Agreement.
“MSCFD” means thousands of cubic feet per day.
“MVP Pipeline” has the meaning set forth in Exhibit K.
“Navajo Refinery” means the refinery owned by HollyFrontier Navajo and located in Lovington, New Mexico.
“New Tank” means the new petroleum products storage tankage to be added to the Applicable Assets as identified on Exhibits H and J.
“New Tank Commencement Date” means, with respect to each New Tank, the first day of the calendar month after the date on which, in the reasonable opinion of HEP Operating, such New Tank is mechanically complete, available for service and operating as expected in storing the Product for which such New Tank was designed, which date has been specified in written notice from HEP Operating to HFRM at least 30 days prior to such date.
“Omnibus Agreement” means the Eighteenth Amended and Restated Omnibus Agreement dated January 19, 2018, as the same may be amended from time to time.
“OPEX Reimbursement Amount” has the meaning set forth in Exhibit L-2.
“Original Master Throughput Agreement” has the meaning set forth in the Recitals.
“Osage Pipeline” has the meaning set forth in Exhibit K.
“Parties” has the meaning set forth in the Preamble.
“Partnership” means Holly Energy Partners, L.P., a Delaware limited partnership.
“Party” has the meaning set forth in the Preamble.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Pipelines” means the Malaga Pipeline System, Roadrunner Pipeline, the Tulsa Pipelines, the Tulsa Interconnecting Pipelines, and the El Dorado Delivery Lines, and any other pipeline included in the Applicable Assets.
“Plains Pipeline” means that certain 16” diameter pipeline operated by Plains All American Pipeline, L. P. and located in Lea County, New Mexico and which crosses the HEP Anderson Ranch gathering system in Township 18 South, Range 32 East.
“Pony Express Pipeline” has the meaning set forth in Exhibit K.

Exhibit A-6

“Previous Amended and Restated Master Throughput Agreement” has the meaning set forth in the Recitals.
“Prime Rate” means the prime rate per annum announced by Union Bank, N.A., or if Union Bank, N.A. no longer announces a prime rate for any reason, the prime rate per annum announced by the largest U.S. bank measured by deposits from time to time as its base rate on corporate loans, automatically fluctuating upward or downward with each announcement of such prime rate.
“Prior Agreements” means those agreements set forth in Recitals A through F. For the avoidance of doubt, “Prior Agreements” do not include the following agreements (as amended, modified or supplemented and in effect from time to time): (a) Amended and Restated Intermediate Pipelines Agreement dated June 1, 2009, (b) Tulsa Equipment and Throughput Agreement dated August 1, 2009, (c) Amended and Restated Refined Product Pipelines and Terminals Agreement effective February 1, 2009, (d) Second Amended and Restated Throughput Agreement effective June 1, 2013, (e) Third Amended and Restated Crude Pipelines and Tankage Agreement dated March 12, 2015, and (f) Unloading and Blending Services Agreement (Artesia) dated March 12, 2015.
“Products” has the meaning set forth in Exhibit C.
“Qualified Third-Party Throughput” has the meaning set forth in Exhibit C.
“Red Rock Pipeline” has the meaning set forth in Exhibit K.
“Refined Products” means gasoline, kerosene, ethanol and diesel fuel.
“Refineries” means the Navajo Refinery; the El Dorado Refinery; the Cheyenne Refinery; the Tulsa East Refinery and the Tulsa West Refinery.
“Roadrunner Pipeline” means that certain 16” crude oil pipeline extending approximately 65 miles from the Slaughter station to Lovington, New Mexico.
“Subsequent Year” has the meaning set forth in Exhibit G.
“Subsidiary” means with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interest having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.
“Surcharge Tariff” has the meaning set forth in Exhibit C.
“SUS” means Saybolt Universal Seconds as specified by ASTM Standard D2161-10, as amended, supplemented or replaced from time to time.
“Tulsa Assets” means the Tulsa Group 1 Tankage, Tulsa Group 1 Loading Rack, Tulsa Group 1 Pipeline, Tulsa Group 2 Tankage, Tulsa Group 2 Loading Rack and the Tulsa Interconnecting Pipelines.
“Tulsa East Refinery” means the refinery owned by HollyFrontier Tulsa and located at 905 West 25th Street, Tulsa, Oklahoma 74107.

Exhibit A-7

“Tulsa Group 1 Purchase Agreement” means that certain Asset Sale and Purchase Agreement dated as of October 1, 2009 by and among HollyFrontier Tulsa, HEP Tulsa LLC and Holly Energy Storage – Tulsa.
“Tulsa Group 1 Loading Rack” means the gas oil, asphalt and propane truck loading racks located at the Tulsa West Refinery and more specifically described in Exhibit J-1 attached hereto.
“Tulsa Group 1 Tankage” means the tankage identified in Exhibit J-3 attached hereto.
“Tulsa Group 2 Purchase Agreement” means that certain LLC Interest Purchase Agreement dated as of March 31, 2010 by and between HEP Tulsa LLC, Lea Refining Company, and HollyFrontier Tulsa.
“Tulsa Group 2 Tankage” means the tankage identified in Exhibit J-5.
“Tulsa Group 2 Loading Rack” means the rail loading rack located at the Tulsa West Refinery and more specifically described in Exhibit J-4.
“Tulsa Interconnecting Pipelines” means the following pipelines between the Tulsa East Refinery and the Tulsa West Refinery: 1) the 12 inch raw gas oil/diesel line (the “Distillate Interconnecting Pipeline”), 2) the 12 inch naphtha/gasoline component line (the “Gasoline Interconnecting Pipeline”), 3) the 12 inch refinery fuel gas line (the “Refinery Fuel Gas Interconnecting Pipeline”), 4) the 8 inch hydrogen line (the “Hydrogen Interconnecting Pipeline”), and 5) the 10 inch refinery sour fuel gas line (the “Refinery Sour Fuel Gas Interconnecting Pipeline”) including delivery facilities from the Tulsa West Refinery and receipt facilities at the Tulsa East Refinery for the Distillate and Gasoline Interconnecting Pipelines, but not for the Refinery Fuel Gas, Hydrogen, and Refinery Sour Fuel Gas Interconnecting Pipelines.
“Tulsa Group 1 Pipeline” means those two (2) product delivery lines extending from the Group 1 Tankage to interconnection points with the Magellan pipeline as more specifically described in Exhibit J-2 attached hereto.
“Tulsa Purchase Agreements” means the Tulsa Group 1 Purchase Agreement and the Tulsa Group 2 Purchase Agreement.
“Tulsa West Refinery” means the refinery owned by HollyFrontier Tulsa located at 1700 S. Union, Tulsa, Oklahoma.
“Tulsa West Tankage” means the tankage identified in Exhibit L-1.
“Working Capacity” has the meaning set forth in Exhibit K.

Exhibit A-8

Exhibit C
to
Third Amended and Restated
Master Throughput Agreement
(as amended)

Applicable Assets, Product, Minimum Capacity Commitment, Tariffs, Tariff Adjustments and Applicable Terms*

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
Malaga Pipeline System	Pipelines	Crude Oil	40,000 bpd [1]	40,000 bpd[2]	$0.5334/bbl[2]	40,000 bpd[2]	$0.3137/bbl	—	FERC Adjustment	—	July 1, 2015	—	12:01 a.m. on June 1, 2013 to Sept. 1, 2024 (the “Malaga Commencement Date”)

Exhibit C-1

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
El Dorado Assets	Pipelines	Refined Products LPG Products, Intermediate Products Heavy Products	120,000 bpd of aggregate delivery capacity from the Tankage	120,000 bpd of Intermediate and Refined Product	$0.1625/bbl	125,000 bpd of Intermediate and Refined Product	$0.01/bbl	—	PPI Adjustment	3% in any calendar year (applicable to each individual tariff)	July 1, 2012	—
12:01 a.m. on Nov. 1, 2011 to 12:01 a.m. on Oct. 31, 2026; provided that with respect to the New Tank at the El Dorado Refinery, the Applicable Term shall be from 12:01 a.m. on the New Tank Commencement Date for such New Tank to the date occurring fifteen (15) years thereafter.

	Tankage		140,000 bpd of aggregate capacity in the Tankage	140,000 bpd of Products	$0.4784 /bbl[3,4]	154,000 bpd of Products	$0.2167/bbl	—
	Loading Rack		20,000 bpd	20,000 bpd	$0.2708/bbl	—	—	—

Exhibit C-2

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
Cheyenne Assets	Cheyenne Receiving Assets	Crude Oil	41,000 bpd	46,000 bpd	$0.3251/bbl	50,600 bpd	$0.1517/bbl	—	PPI Adjustment	3% in any calendar year (applicable to each individual tariff)[4]	July 1, 2012	—
12:01 a.m. on Nov. 1, 2011 to 12:01 a.m. on Oct. 31, 2026; provided that with respect to (a) Cheyenne New Tank No. 117, the Applicable Term shall be from 12:01 a.m. on December 4, 2014 to 12:01 a.m. on December 4, 2029, and (b) any New Tanks at the Cheyenne Refinery, the Applicable Term is 12:01 a.m. on the New Tank Commencement Date for each such New Tank to the date occurring fifteen (15) years thereafter.

	Cheyenne Tankage		46,000 bpd	41,000 bpd	$0.4673/bbl[3,5]	45,100 bpd	$0.2167/bbl	—
	Cheyenne Loading Rack			41,000 bpd	$0.2708/bbl	None	—	—

Exhibit C-3

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
Tulsa East Assets	Tulsa Pipelines	Refined Products	60,000 bpd	60,000 bpd	$0.1116/bbl		—	—	PPI Adjustment	3% in any calendar year (applicable to each individual tariff)	July 1, 2011	—	11:59 p.m. on Mar. 31, 2010 to 12:01 a.m. on Dec. 1, 2024
	Tulsa Group 1 Tankage	Various	1,362,550 bbls	80,000 bpd	$0.3960/bbl	Each throughput barrel over the Minimum Throughput Commitment but less than or equal to the Excess Tariff Threshold	$0.1116/bbl	$0.2455/bbl (over 120,000 bpd of Refined Products, in the aggregate on average for each Contract Quarter)
	Tulsa Group 1 Loading Rack	Various	26,000 bpd	26,000 bpd	$0.3348/bbl	—	—	—

Exhibit C-4

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
	Tulsa Group 2 Tankage	Various	2,122,644 bbl	90,000 bpd	$0.4605/bbl	Each throughput barrel over the Minimum Throughput Commitment but less than or equal to the Excess Tariff Threshold	$0.1116/bbl	$0.2455/bbl (over 120,000 bpd of Refined Products, in the aggregate on average for each Contract Quarter)
	Tulsa Group 2 Loading Rack		1,800 bpd	1,800 bpd	$0.3906/bbl	—	—	—
	Tulsa Inter-connecting Pipelines[6]		Distillate Interconnect-ing Pipeline – 45,000 bpd (maximum)	45,000 bpd	$0.2267/bbl (to 45,000 bpd in the aggregate, on average for each Contract Quarter)	Over 45,000 bpd and less than or equal to 65,000 bpd	$0.0758/bbl	$0.0541/bbl (over 65,000 bpd of Refined Products, in the aggregate on average for each Contract Quarter)

Exhibit C-5

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
Gasoline Interconnect-ing Pipeline – 45,000 bpd (maximum)
45,000 bpd of Intermediate Products shipped between the Tulsa East Refinery and the Tulsa West Refinery via the Interconnecting Pipelines (excluding the Distillate Interconnecting Pipeline and the Tulsa Pipelines

			Hydrogen Interconnect-ing Pipeline –10,000 MSCFD of hydrogen (maximum)	64,000 MSCFD	$0.0693/ MSCF/day	—	—	—
Refinery Fuel Gas Interconnect-ing Pipeline – 32,000 MSCFD of refinery fuel gas (maximum)

Exhibit C-6

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
Refinery Sour Fuel Gas Interconnecting Pipeline – 22,000 MSCFD of refinery sour fuel gas (maximum)
Lovington Assets	Lovington Loading Rack	Asphalt and any other petroleum or petroleum based or derived products	4,000 bpd	4,000 bpd	$0.3906/bbl		—	—	PPI Adjustment[4]	3% in any calendar year	July 1, 2011	—	11:59 p.m. on Mar. 31, 2010 to 12:01 a.m. on Mar. 31, 2025
Roadrunner Assets	Pipelines	Crude Oil	40,000 bpd	40,000 bpd[7]	$0.7174/bbl	Each throughput barrel over the Minimum Throughput Commitment	$0.3757/bbl [8]	—	PPI Adjustment	3% plus ½ of the PPI increase in excess of 3% for such calendar year.	July 1, 2011	—	12:01 a.m. on Dec. 1, 2009 to 12:01 a.m. on Dec. 1, 2024

Exhibit C-7

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
El Dorado Crude Tankage	Tankage	Crude Oil; Intermediate Products	140,000 bpd	140,000 bpd	$0.0958/bbl	Each throughput barrel over the Minimum Throughput Commitment	$0.0101/bbl	—	PPI Adjustment	Subject to 1% minimum / 3% cap [9]	July 1, 2016	—	12:01 a.m. on March 6, 2015 to 12:01 a.m. on March 6, 2025
El Dorado Connector Pipeline [10]	Pipelines	Crude Oil: Intermediate Products	—	—	$0.0800/bbl	—	—	—	PPI Adjustment	Subject to 1% minimum / 3% cap [9]	July 1, 2019	—	12:01 a.m. on January 1, 2018 to 12:01 a.m. on March 6, 2025.
Tulsa West Tankage	Tankage	Crude/Lef	396,000 bpd	80,000 bpd	$0.2143/bbl[11]	—	—	—	PPI Adjustment	Subject to 1% minimum / 3% cap[9]	July 1, 2017	$2,751,331	12:01 a.m. on March 31, 2016 to 12:01 a.m. on March 31, 2026

* Tariffs listed on this Exhibit are effective as of July 1, 2016, other than: (1) the Base Tariff with respect to the El Dorado Assets - Tankage, which is effective as of January 1, 2017; (2) the Base Tariff with respect to the Tulsa West Tankage, which is effective as of April 1, 2017; and (3) the Base Tariffs with respect to the El Dorado Crude Tankage and the El Dorado Connector Pipeline, which are effective as of January 1, 2018.

1. As may be adjusted pursuant to Exhibit G.

Exhibit C-8

2 During the first five years of the Applicable Term, following the Malaga Commencement Date, HFRM shall pay HEP Operating an extra surcharge per barrel (the “Surcharge Tariff”). The Surcharge Tariff for each Contract Quarter is equal to:

Actual Construction Costs - $38,500,000
Minimum Pipeline Throughput x 365 x 5

where “Actual Construction Costs” means the actual, reasonable and necessary costs, or as otherwise approved in writing by HFRM, incurred by HEP Operating to construct the Malaga Construction Projects and the Devon Lease Connections; provided, however, that the numerator of the formula for calculating the Surcharge Tariff (Actual Construction Costs - $38,500,000) shall not exceed $13,500,000 such that the maximum value for such numerator shall be $13,500,000. At the end of each Contract Quarter during the first five years of the Applicable Term, following the Malaga Commencement Date, HFRM shall pay HEP Operating an amount for each Contract Quarter determined by multiplying the Minimum Throughput Commitment for the Malaga Pipeline System for such Contract Quarter, by the Surcharge Tariff. The Surcharge Tariff is in addition to the Applicable Tariff to be paid by HFRM.

3From and after the New Tank Commencement Date established pursuant to Exhibit H, if any, the Tankage Base Tariff shall be increased by an amount per barrel equal to:

Final Construction Cost
0.9 x 8.1928 x Minimum Tankage Throughput x 365

For example, if the Final Construction Costs = $1,500,000, the per barrel increase in the Tankage Base Tariff would be calculated as follows:
$1,500,000/(0.9 x 8.1928 x 140,000 x 365) = $0.0040.

4 Reflects reduction in throughput fee effective January 1, 2015 as a result of the secondment arrangement at the El Dorado refinery. Also reflects reduction in throughput fee effective January 1, 2017 as a result of the sale of tanks 243 and 244 from El Dorado Logistics LLC to HollyFrontier El Dorado Refining LLC.
5 Reflects reduction in throughput fee effective January 1, 2015 as a result of the secondment arrangement at the Cheyenne refinery.
6The Minimum Interconnecting Pipeline Revenue Commitment shall be an amount of revenue to HEP Operating for each Contract Quarter determined by adding: 1) the Minimum Interconnecting Pipeline Liquid Throughput multiplied by the Interconnecting Pipeline Liquid Tariff, and 2) the Minimum Interconnecting Pipeline Gas Throughput multiplied by the Interconnecting Pipeline Gas Tariff.
7In the event that any third party transports Crude Oil on the Roadrunner Pipeline for ultimate delivery to HollyFrontier or any of its Subsidiaries and such third party pays throughput fees equal to or greater than the then-current base tariff for each such barrel of Crude Oil transported on the Roadrunner Pipeline for ultimate delivery to HollyFrontier or any of its Subsidiaries (“Qualified Third-Party Throughput”), then revenues paid to HEP Operating by such third party for such Qualified Third-Party Throughput shall be credited towards the Minimum Revenue Commitment hereunder for the Roadrunner Pipeline.
8If the average throughput for any Contract Quarter (including Qualified Third-Party Throughput) exceeds the Minimum Pipeline Throughput attributable to such Contract Quarter, then for each throughput barrel in excess of the Minimum Pipeline Throughput, HFRM shall pay HEP Operating throughput fees in the amount of the Pipeline Incentive Tariff.
9For the avoidance of doubt, if the change in PPI in any year is less than one percent (1%) it will be rounded up to one percent (1%) and if the change in PPI in any year is greater than three percent (3%) it will be rounded down to three percent (3%).
10 See the definition of “Applicable Asset” in this Agreement.
11 The Base Tariff from March 31, 2016 to March 31, 2017 was $0.218/bbl. The Base Tariff of $0.2143/bbl is effective as of April 1, 2017.

Exhibit C-9

Applicable Tariff Adjustments
FERC Adjustment:
Each Applicable Tariff shall be adjusted on July 1 of each index year during the Applicable Term by an amount equal to the percentage change, if any, between the two (2) immediately preceding index years, in the Federal Energy Regulation Commission Oil Pipeline Index (the “FERC Oil Pipeline Index”); provided, however, that if the percentage change, if any, between the two (2) immediately preceding index years in the FERC Oil Pipeline Index is negative, then there will be no change to the Applicable Tariffs.
PPI Adjustment:
Each Applicable Tariff shall be adjusted on July 1 of each calendar year by an amount equal to the upper change in the annual change rounded to four decimal places of the Producers Price Index-Commodities-Finished Goods, (PPI), et al. (“PPI”), produced by the U.S. Department of Labor, Bureaus of Labor Statistics. The series ID is WPUFD49207 as of June 1, 2016 – located at http://www.bls.gov/data/. The change factor shall be calculated as follows: annual PPI index (most current year) less annual PPI index (most current year minus 1) divided by annual PPI index (most current year minus 1). An example for year 2014 change is: [PPI (2013) – PPI (2012)] / PPI (2012) or (197.3 – 193.3) / 193.3 or .021 or 2.1%. If the PPI index change is negative in a given year then there will be no change in the tariff unless the tariff is subject to a minimum increase as defined elsewhere in Exhibit C.
Index no longer Published
If the either index is no longer published, the Parties shall negotiate in good faith to agree on a new index (as applicable) that gives comparable protection against inflation or deflation, and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the tariffs. If the Parties are unable to agree, a new index will be determined in accordance with the dispute resolution provisions set forth in the Omnibus Agreement, and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the tariffs.

Exhibit C-8

Exhibit D
to
Third Amended and Restated
Master Throughput Agreement
(as amended)

Measurement of Shipped Volumes

Exhibit D-1

Applicable Asset	Type of Applicable Asset	Measurement of Volumes
Malaga Pipeline System	Pipelines
Quantities shipped on the Malaga Pipeline System shall be determined by measuring unique barrels of Crude Oil (either by counting barrels or calculating barrels based on available meter data) shipped on the following origin and destination pairings:
Whites City Road Station to HEP Artesia Station
Whites City Road Station to Beeson Station
Whites City Road Station to Plains Pipeline Bisti Connection
HEP Artesia Station to Beeson Station
HEP Artesia Station to Plains Pipeline Bisti Connection
Beeson Station to Plains Pipeline Bisti Connection

The origin and destination pairings listed above utilize the following segments of the Pipeline System:
Whites City Road Station to HEP Artesia Station (8-inch)
HEP Artesia Station to Beeson Station (8-inch)
Beeson Station to Plains Pipeline Bisti Connection (12-inch)

Shipments on any other segments of the Malaga Pipeline System will be charged the then-current tariff and fees under the Crude Agreement.

For the avoidance of doubt, a barrel shipped on multiple segments of the Malaga Pipeline System shall only be counted as one barrel in satisfaction of the Minimum Throughput Commitment and shall not count as a separate barrel on each such segment. For example, a barrel shipped from Whites City Road Station to the Plains Pipeline Bisti Connection shall count as one barrel in satisfaction of the Minimum Throughput Commitment, and not as three barrels since it flows on three segments of the Malaga Pipeline System.

El Dorado Assets	Pipelines	Pipeline delivery throughput shall be determined by the shipments of Products by pipeline (and not over the Loading Racks) from the El Dorado Refinery.
Tankage
Tankage throughput shall be determined by the sum of Products shipped from the El Dorado Refinery but not including shipments of coke and sulfur. For the avoidance of doubt, no Tankage throughput fees shall be paid for movements of Products within the El Dorado Refinery.

Loading Rack
The Loading Rack Tariff will be paid for all quantities of Products or other materials loaded at the Loading Racks or the asphalt loading rack and any Products or other materials shipped using the weight scales.

Cheyenne Assets	Cheyenne Receiving Assets	Crude Oil throughput shall be determined by the total shipments of Crude Oil by pipeline, truck and rail received at the Cheyenne Refinery.
Cheyenne Tankage
Tankage throughput shall be determined by the sum of Products shipped by the Refinery but not including shipments of coke and sulfur. For the avoidance of doubt, no Tankage throughput fees shall be paid for movements of Products within the Cheyenne Refinery.

Cheyenne Loading Rack
The Applicable Tariff for the Loading Rack will be paid for (A) all quantities of Products shipped out of the Cheyenne Refinery by pipeline or asphalt loading racks, and (B) all quantities of Products, Crude Oil and any other materials (such as coke and sulfur) loaded at the Loading Racks or the weight scales.

Tulsa East Assets	Pipelines	Pipeline throughput will be determined by the quantities of Refined Product shipped on the Tulsa Pipelines.

Exhibit D-2

Group 1 Tankage
Group 1 Tankage throughput shall be determined by the sum of Refined Products shipped on the Pipelines and loaded at the Group 1 Loading Rack. Any streams moved internally within the Tulsa East Refinery will not be included in determining the volumes for any Minimum Revenue Commitment for the Group 1 Tankage. [1]

	Group 1 Loading Rack	The Group 1 Loading Rack Tariff will be paid for all quantities of Products loaded at the Group 1 Loading Rack.
Group 2 Tankage
Group 2 Tankage throughput shall be determined by the sum of pipeline quantities of Crude Oil and Intermediate Products received at the Tulsa East Refinery, including Crude Oil and Intermediate Products received at the Tulsa East Refinery from the Tulsa West Refinery. Any streams moved internally within the Tulsa East Refinery will not be included in determining the volumes for any Minimum Revenue Commitment for the Group 2 Tankage. Any Refined Products received from the Tulsa West Refinery or moved out of the Tulsa East Refinery will not be included in determining the volumes for the Minimum Revenue Commitment for the Group 2 Tankage.[1]

	Group 2 Loading Rack	The Group 2 Loading Rack Tariff will be paid for all quantities of Products loaded at the Group 2 Loading Rack.
Interconnecting Pipelines
The Interconnecting Pipeline Gas Throughput shall be determined by the sum of pipeline quantities of Intermediate Products shipped between the Tulsa East Refinery and the Tulsa West Refinery via the Hydrogen Interconnecting Pipeline, Refinery Fuel Gas Interconnecting Pipeline, and Refinery Sour Fuel Gas Interconnecting Pipeline.

The Interconnecting Pipeline Liquid Throughput shall be determined by the sum of pipeline quantities of Intermediate Products shipped between the Tulsa East Refinery and the Tulsa West Refinery via the Gasoline Interconnecting Pipeline and Distillate Interconnecting Pipeline.

Lovington Assets	Loading Rack	The Loading Rack Tariff will be paid for all quantities of Products loaded at the Lovington Loading Rack.
Roadrunner Assets	N/A	N/A
El Dorado Crude Tankage	Tankage
El Dorado Tankage throughput shall be determined by the sum of the pipeline quantities of Product received at the El Dorado Crude Tankage, based on custody transfer meters. For avoidance of doubt, no throughput fees shall be paid for movements of Products among the El Dorado Crude Tankage.

El Dorado Connector Pipeline [2]	Pipelines
El Dorado Connector Pipeline throughput shall be determined by the sum of the pipeline quantities of Product shipped from the Pony Express
Pipeline to the El Dorado Crude Tankage via the El Dorado Connector Pipeline, based on measurement tickets from the meter owned by the Pony
Express Pipeline and located upstream of the custody transfer flange.

Tulsa West Tankage	Tankage
Tulsa West Tankage throughput shall be determined by barrels of crude/lef deliveries at the following meters at the Tulsa West Refinery: #1387, #175, #176, #177, #178, #179, #180, #334, #1373 and #809.

1 For the avoidance of doubt, any high sulfur diesel fuel that HFRM may transport from the Tulsa West Refinery through the Group 1 Tankage or Group 2 Tankage for processing in the Tulsa East Refinery’s distillate hydrotreater shall be subject to the Group 2 Tankage Applicable Tariffs, and the resulting ultra low sulfur diesel fuel produced from the high sulfur diesel fuel and then shipped from the Tulsa East Refinery via either the Tulsa Pipelines or the loading rack located at the Tulsa East Refinery shall be subject to the applicable Group 1 Tankage Applicable Tariffs.
2 See the definition of “Applicable Asset” in this Agreement.

Exhibit D-2

Exhibit K
to
Third Amended and Restated
Master Throughput Agreement
(as amended)

Special Provisions: El Dorado Crude Tank Farm Assets

1.
El Dorado Terminal Operation. HEP Operating will use commercially reasonable efforts to maintain the El Dorado Terminal’s current connections to the pipelines owned and operated by (a) Tallgrass Energy Partners, LP (the “Pony Express Pipeline”), (b) Osage Pipe Line Company, LLC (the “Osage Pipeline”), (c) Rose Rock Midstream, L.P. (the “Rose Rock Pipeline”), and (d) MV Purchasing, LLC (the “MVP Pipeline”), but shall not be required to expend additional monies in connection therewith unless agreed separately in writing with HFRM. HFRM may request HEP Operating to connect the El Dorado Crude Tankage to new pipelines, whether owned by third parties or by HFRM, subject to HEP Operating’s approval of such connections and the engineering standards related to such; HEP Operating will not unreasonably withhold such approval. If HEP Operating approves any new connection requested by HFRM, HFRM will reimburse HEP Operating the actual expenses incurred by HEP Operating that are associated with such connection, plus an administrative charge of fifteen percent (15%). In addition, the Minimum Throughput Commitment will be increased to account for any additional expense HEP Operating bears in connection with ongoing operating expenses associated with such requested pipeline connection. Any HEP Operating expenditures requested by HFRM beyond pipeline connections will be negotiated separately.

2.
Tank Use. HEP Operating shall make available to HFRM on an exclusive basis the shell capacity, minimum and maximum capacities, and working capacity for the El Dorado Crude Tankage. HEP Operating will make at least two (2) of such tanks available for blending services at all times during the Applicable Term. HEP Operating and HFRM will work together to assign minimum and maximum capacities of each tank within sixty (60) days following the commencement of the Applicable Term. These minimum and maximum capacities will be set to allow the most working capacity available to HFRM within reasonable industry practices. The minimum and maximum capacity for each tank will be used to determine the working capacity of each tank (calculated by subtracting the minimum capacity from the maximum capacity for each Tank) (the “Working Capacity”). Once the Working Capacity is agreed upon, HEP may assign, in its sole discretion, new maximum and minimum capacities to each tank if required to allow for safe operation. If HEP determines it is necessary to reduce the aggregate Working Capacity to less than 650,000 Barrels (as such volume may be adjusted pursuant to Section 4 of this Exhibit K (the “El Dorado Minimum Working Capacity”), the Minimum Throughput Commitment will be reduced proportionately. HFRM may deliver or have delivered Product into the El Dorado Crude Tankage from the El Dorado Refinery, the Pony Express Pipeline, the Osage Pipeline the Rose Rock Pipeline or the MVP Pipeline. HFRM agrees not to deliver to the Terminal any Products which fail to meet the El Dorado Quality Specifications, or which would in any way be injurious to the El Dorado Crude Tankage, or that may not lawfully be handled in the Tankage. HFRM shall be responsible for and pay for all damages resulting from handling of any Products by HFRM, its designee, or its consignee; provided, however, so long as the Products meet the El Dorado Quality Specifications, HFRM shall not be responsible

Exhibit K-1

for damages arising from the negligence or willful misconduct of HEP, its agents, employees or contractors or from ordinary wear and tear.

3.
Terminal Maintenance, Changes, or Installations. HEP Operating shall make the El Dorado Crude Tankage available for HFRM’s exclusive use except for times at which a tank must be taken out of service for routine maintenance, in which event HEP Operating will use commercially reasonable efforts to minimize the duration of the outage. HEP Operating may take more than one tank out of service due to unplanned maintenance, environmental, or operational occurrences and may schedule more than one tank out of service if the duration is minimal (i.e. less than 1 week for seal inspection or mixer repair on top of an API 653 of another tank), but HEP Operating will not schedule more than one tank out of service for extended overlapping periods (e.g., two API 653s at the same time overlapping 1+ weeks). HEP Operating will provide HFRM written notice at least forty-five (45) days prior to any scheduled maintenance, changes or installations affecting the El Dorado Crude Tankage. In the event HEP Operating cannot provide any or all of the services during any maintenance, changes or installations within the El Dorado Terminal, or if such maintenance, changes or installations causes HEP Operating to take any tank out of service and HEP Operating does not provide a substitute tank in the place of such tank, the Minimum Throughput Commitment shall be reduced by the Working Capacity of such out-of-service tank for the duration of such outage.

4.
Right of First Refusal. HEP Operating may not lease or pledge or commit to provide any storage services with respect to the El Dorado Crude Tankage or the Jayhawk Tankage (after the expiration of the Jayhawk Lease) at the El Dorado Terminal to a third party unless HEP Operating first offers to HFRM the exclusive right to use the Working Capacity of such tanks on substantially the same terms as HEP Operating has previously negotiated with a third party in arms-length negotiations. HFRM will have thirty (30) days (the “El Dorado Crude Tank Farm Consideration Period”) to consider the option to utilize such Working Capacity and to provide notice to HEP Operating of its election to accept or decline such Working Capacity. If HFRM has not notified HEP Operating within 30 days, then HEP Operating may proceed to enter into an agreement with the third party for such Working Capacity; provided, however, that if HEP Operating does not enter into an agreement with the third party within sixty (60) days following HFRM’s notice to decline or the expiration of the El Dorado Crude Tank Farm Consideration Period, then HFRM’s rights under this Section 4 will apply to any subsequent bona fide third party offer to HEP Operating regarding such Working Capacity.

5.
Jayhawk Tankage. In the event that the Jayhawk Lease expires or is otherwise terminated or cancelled for any reason and the Jayhawk Tankage are not leased within a reasonable time (not to exceed sixty 60) days) to a third party as contemplated by Section 4 of this Exhibit K, HEP Operating agrees to make the Working Capacity of the Jayhawk Tankage available for HFRM’s exclusive use, and HFRM agrees to increase the Minimum Throughput Commitment by an amount equal to (a) the monthly storage fee that Jayhawk paid to HEP Operating during the last 12 months of the Jayhawk Lease, divided by the Working Capacity of the Jayhawk Tankage, and the El Dorado Minimum Working Capacity shall be increased by an amount equal to two-thirds (2/3) of the Working Capacity of such Jayhawk Tankage. HFRM’s use of the Jayhawk Tankage will be added to this Agreement as an amendment with all terms and conditions being consistent with this Agreement, and thereafter the term “El Dorado Crude Tankage” as used herein shall include the Jayhawk Tankage.

6.
Right to Refuse. HEP Operating reserves the right to refuse receipt of any Product into the El Dorado Terminal, alternatively route such Product to another location, or take other appropriate action in regards to such Product if Product does not meet the El Dorado Quality Specifications.

Exhibit K-2

HFRM, if requested in writing, will provide HEP Operating with notice setting forth the quantity, quality, and specifications of Product to be delivered a minimum of four (4) hours prior to any delivery to the El Dorado Terminal. Any reasonable costs incurred by HEP Operating in connection with addressing or handling HFRM’s Product that does not meet the El Dorado Quality Specifications shall be borne by HFRM.

7.
Terminal Damage or Destruction. If any part of the El Dorado Terminal or the El Dorado Crude Tankage are damaged or destroyed by fire or other casualty, HEP Operating shall have the discretion to reduce receipts into and deliveries out of the El Dorado Terminal and to allocate any remaining El Dorado Terminal capacity and throughput fairly and reasonably among various customers utilizing terminalling services at the El Dorado Terminal. HEP Operating may, but shall not be obligated to, repair or replace such damaged or destroyed terminal facilities or Tanks.

8.
Delivery Lines. The El Dorado Crude Tankage is connected to the El Dorado Refinery by two 16” delivery lines, together with associated piping necessary for Product movements into and out of the El Dorado Crude Tankage (the “El Dorado Delivery Lines”). HEP Operating will operate the El Dorado Delivery Lines for HFRM’s exclusive use. HEP Operating will operate one of the 16” El Dorado Delivery Lines for Product movements from the El Dorado Crude Tankage to the El Dorado Refinery with a capacity to deliver (a) 130,000 bpd based on a maximum viscosity of 350 SUS at 60 degrees Fahrenheit when operating only one El Dorado Delivery Line, and (b) 165,000 bpd based on a maximum viscosity of 350 SUS at 60 degrees Fahrenheit when operating both El Dorado Delivery Lines. HEP Operating will operate the other 16” El Dorado Delivery Line for bidirectional use. HEP Operating will maintain the El Dorado Delivery Lines to gravity feed Product to the El Dorado Refinery or, upon request of HFRM, to pump Product to the El Dorado Refinery at a pressure of at least 25 psig (when operating one El Dorado Delivery Line) and 50 psig (when operating both El Dorado Delivery Lines), as measured at the El Dorado Refinery receipt point. HEP Operating will maintain at least two (2) full-sized pumps for this service and will operate the pumps at HFRM’s request.

9.
Products Testing. At HFRM’s request and upon HEP Operating’s approval, such approval not to be unreasonably withheld, delayed or conditioned, HEP Operating shall provide sampling and testing services for HFRM’s Products at the El Dorado Terminal. All fees for Product testing shall be billed to HFRM at HEP Operating’s actual cost.

Exhibit K-3

Exhibit L-2
to
Third Amended and Restated
Master Throughput Agreement

Special Provisions:
Tulsa West Tankage

1.    XO Maintenance Operating Expense Adjustment. At the end of the Applicable Term, HEP Operating shall calculate the aggregate XO maintenance operating expenses incurred for the Tulsa West Tankage (“Actual OPEX”). In the event that the Actual OPEX exceeds the Assumed OPEX for the Tulsa West Tankage set forth on Exhibit C, HFRM shall, within ten (10) days of receiving an invoice from HEP Operating, reimburse HEP Operating an amount equal to (i) the Actual OPEX minus (ii) the Assumed OPEX (the “OPEX Reimbursement Amount”). In the event that the Actual OPEX is less than the Assumed OPEX for the Tulsa West Tankage set forth on Exhibit C, no adjustments shall be made and no amounts shall be reimbursed.

2.    Tank Inspections. Except with respect to Tanks 186 and 187, HFRM will reimburse HEP Operating for the cost of performing the first API 653 inspection on each of the tanks included in the Tulsa West Tankage and any repairs or tests or consequential remediation that may be required to be made to such assets as a result of any discovery made during such inspection.

Exhibit L-2